AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                              ZIONS BANCORPORATION
             (Exact name of Registrant as specified in its charter)



            UTAH                                          87-0227400
---------------------------------                     -------------------
  (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)


                           ONE SOUTH MAIN, SUITE 1380
                           SALT LAKE CITY, UTAH 84111
                                 (801) 524-4787
                   (Address, including zip code, and telephone
                         number, including area code, of registrant's
                          principal executive offices)
                            ------------------------
                                HARRIS H. SIMMONS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ZIONS BANCORPORATION
                           ONE SOUTH MAIN, SUITE 1380
                           SALT LAKE CITY, UTAH 84111
                                 (801) 524-4787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                 WITH A COPY TO:

                             STANLEY F. FARRAR, ESQ.
                               SULLIVAN & CROMWELL
                             1888 CENTURY PARK EAST
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 712-6600
                            ------------------------
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the
                 effective date of this Registration Statement.
                            ------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            -------------------------

                                          CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
                                             AMOUNT TO BE     AGGREGATE PRICE     AGGREGATE OFFERING     REGISTRATION
   TITLE OF SHARES TO BE REGISTERED           REGISTERED        PER SHARE(2)             PRICE               FEE(2)
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE PER SHARE(1)     640,969 SHARES        $51.49              $33,003,494           $8,251
---------------------------------------------------------------------------------------------------------------------

(1) INCLUDES ASSOCIATED SHARE PURCHASE RIGHTS. PRIOR TO THE OCCURRENCE OF CERTAIN EVENTS, SUCH RIGHTS WILL NOT BE EVIDENCED OR TRADED SEPARATELY FROM ZIONS COMMON STOCK.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(C) BASED ON THE AVERAGE OF THE HIGH AND LOW REPORTED SALES PRICES ON THE NASDAQ NATIONAL MARKET ON APRIL 9, 2001.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREINAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. The securities listed in this registration statement filed with the Securities and Exchange Commission may not be sold under this registration statement until it is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              Subject to Completion
                   Preliminary Prospectus dated April 13, 2001


                                 640,969 SHARES


                              ZIONS BANCORPORATION


                                  COMMON STOCK


         This is an offering of shares of common stock of Zions Bancorporation from time to time by selling shareholders. We have registered the shares for sale pursuant to registration rights agreements we have entered into with the holders. Some of these shares are subject to warrants and some of these shares are the subject of deferred payments that will be made to some of the selling shareholders in the future. This registration does not necessarily mean that we will issue all of these shares or that the holders will offer to sell them. Zions Bancorporation will not receive any proceeds from the sale of the shares by the selling shareholders.

         Our common stock is listed on the Nasdaq National Market under the symbol "ZION". The last reported sales price of our common stock on April 12, 2001 was $53.20 per share.

         The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers at market prices and on other sale terms. To the extent required, we will disclose in a prospectus supplement the names of any agent or broker-dealer, applicable commissions or discounts and any other required information with respect to any particular offer. See "Plan of Distribution".

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





               The date of this prospectus is ____________, 2001.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ZIONS BANCORPORATION.......................................................1

SECURITIES TO BE OFFERED...................................................1

RISK FACTORS...............................................................1

NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................3

AVAILABLE INFORMATION......................................................4

INCORPORATION OF DOCUMENTS BY REFERENCE....................................4

USE OF PROCEEDS............................................................5

DESCRIPTION OF SECURITIES..................................................5

REGISTRATION RIGHTS........................................................6

SELLING SHAREHOLDERS.......................................................7

REGULATION AND SUPERVISION.................................................8

PLAN OF DISTRIBUTION......................................................10

EXPERTS  .................................................................11

VALIDITY OF SHARES........................................................11

                              ZIONS BANCORPORATION

         Zions Bancorporation is a multi-bank holding company organized under the laws of Utah in 1955, and registered under the Bank Holding Company Act of 1956, as amended. Zions and its subsidiaries own and operate six commercial banks with more than 400 offices. Zions provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, Arizona, California, Colorado, Idaho, Nevada, New Mexico and Washington. On January 26, 2001, Zions acquired Draper Bancorp, a Utah bank holding company which added seven new branches to its total. On March 30, 2001, Eldorado Bancshares, Inc. merged with and into Zions, adding another 24 branches in California. On December 31, 2000, Zions had total assets of approximately $21.9 billion, loans and leases of $14.4 billion, deposits of $15.1 billion and shareholders' equity of $1.8 billion. Active full-time equivalent employees totaled 6,915 at December 31, 2000.

         Zions focuses on maintaining community-minded banking by strengthening its core business lines of retail banking, small and medium-sized business lending, residential mortgage and investment activities. The banks provide a wide variety of commercial and retail banking and mortgage-lending financial services. Commercial loans, lease financing, cash management, lockboxes, customized draft processing, and other special financial services are provided for business and other commercial banking customers. Zions provides a wide range of personal banking services to individuals, including bank card, student and other installment loans and home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit and 24-hour ATM access.

         Our principal executive offices are located at One South Main, Suite 1380, Salt Lake City, Utah 84111, and our telephone number is (801) 524-4787.

                            SECURITIES TO BE OFFERED

         This prospectus relates to the offer and sale from time to time of up to 640,969 shares of our common stock by the selling shareholders named herein.

         504,650 shares of the common stock registered herein are subject to warrants and will be issued to the warrant holders only if they exchange their warrants for shares of common stock. An additional 81,250 shares of the common stock registered herein are the subject of deferred payments that will be made to some of the selling shareholders in the future, and a greater or lesser number of shares may be issued to these selling shareholders depending on the price of our shares at the time of these payments. We are registering the shares pursuant to the terms of registration rights agreements we entered into with the selling shareholders directly or assumed upon the merger of Eldorado into Zions. Even though these shares of common stock will be registered, we may never issue the shares subject to the warrants. In addition, the selling shareholders may never offer to sell the shares registered herein.

                                  RISK FACTORS

         IN EVALUATING AN INVESTMENT IN SHARES OF OUR COMMON STOCK, THE FACTORS SET FORTH IN THIS SECTION SHOULD BE CAREFULLY CONSIDERED, ALONG WITH OTHER MATTERS DISCUSSED IN REPORTS AND OTHER FILINGS THAT WE HAVE MADE WITH THE SEC. IT SHOULD NOT BE ASSUMED THAT WE HAVE LISTED OR DESCRIBED THE ONLY RISKS THAT COULD AFFECT OUR FUTURE PERFORMANCE OR THE MARKET PRICE OF OUR COMMON STOCK.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

         We are a financial holding company and have both banking and non-banking subsidiaries, all of which are subject to extensive governmental regulation, legislation and control. We cannot predict whether, or the extent to which, the government and governmental organizations may change any of these laws or controls. We also cannot predict how any of these changes would adversely affect our earnings and business. See "Regulation and Supervision" on page 8 for a summary of the supervisory and regulatory regime governing us and our subsidiaries.

WE COMPETE WITH A MULTITUDE OF BANKING, FINANCIAL SERVICES AND OTHER TYPE COMPANIES.

         We and our subsidiaries operate in a highly competitive environment due to the diverse financial services and products that we offer. Competitors include not only other banks, thrift institutions, credit unions, and mutual funds, but also insurance companies, finance companies, brokerage firms, securities dealers, investment banking companies and a variety of other financial services and advisory companies. Many of these competitors are not subject to the same regulatory restrictions that we are. Most of these unregulated competitors compete across geographic boundaries and provide customers increasing access to meaningful alternatives to banking services in many significant products. These competitive trends are likely to continue.

OUR STOCK PRICE MAY FLUCTUATE.

         The stock market has, from time to time, experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of particular companies. Any announcement with respect to the banking industry, market conditions or any variance in our revenues or earnings from levels generally expected by securities analysts for a given period could have an immediate and significant effect on the trading price of our common stock.

DIVERSIFICATION IN TYPES OF FINANCIAL SERVICES MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         As part of our business strategy, we have in the past diversified, and may further diversify, our lines of business into areas that are not traditionally associated with the banking business. We offer insurance and investment services through wholly-owned subsidiaries. As a result, we must now manage the investment of additional capital and the significant involvement of our senior management to develop and integrate other financial services subsidiaries with our traditional banking operations. We offer no assurances that we will be able to develop and integrate these new services without adversely affecting our financial performance.

MONETARY POLICIES AND ECONOMIC FACTORS MAY LIMIT OUR ABILITY TO ATTRACT DEPOSITS OR MAKE LOANS.

         The monetary policies of federal regulatory authorities, particularly the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, and economic conditions in our service areas and the United States generally, affect our ability to attract deposits and extend loans. We cannot predict either the nature or timing of any changes in these monetary policies and economic conditions, or their impact on our financial performance. The banking business is subject to various material business risks, which may become more acute in periods of economic slowdown or recession. During such periods, foreclosures generally increase, and such conditions also could lead to a potential decline in deposits and demand for loans. This could adversely affect our financial performance.

RISING INTEREST RATES MAY RESULT IN AN INTEREST RATE RISK.

         Changes in the interest rate environment may reduce profits. We realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-bearing assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that our interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

OUR ABILITY TO DECLARE AND PAY DIVIDENDS IS LIMITED BY LAW.

         In general, under Utah law, we cannot pay a cash dividend if such payment would render us or our subsidiaries insolvent. Our revenues consist primarily of dividends paid by our bank and nonbank affiliates. Dividends payable by our subsidiary banks to us are subject to various legal and regulatory restrictions and limit the amount of dividends payable to us without regulatory approval. These restrictions and the amount available for the payment of dividends at year-end are summarized in Note 17 of the Notes to Consolidated Financial Statements incorporated by reference herein to our annual report on Form 10-K.

OUR ACQUISITION ACTIVITIES PRESENT RISKS THAT MAY ADVERSELY AFFECT OUR PERFORMANCE.

         An element of our growth strategy is the acquisition of additional banks, bank holding companies and other non-bank companies. We cannot assure you that growth opportunities will continue to exist, that we will be able to acquire banks, bank holding companies and other non-banking companies that satisfy our criteria or that any such acquisitions will be on terms favorable to us. Further, our growth strategy will require that we continue to hire qualified personnel, while concurrently expanding our managerial and operational infrastructure. We cannot assure you that we will be able to hire and retain qualified personnel or that we will be able to successfully expand our infrastructure to accommodate future growth. As a result of these factors, we may not realize the expected economic benefits associated with our acquisitions. This could have a material adverse effect on our financial performance.

ISSUING ADDITIONAL SHARES OF OUR COMMON STOCK TO ACQUIRE OTHER COMPANIES MAY RESULT IN DILUTION FOR EXISTING SHAREHOLDERS.

         In connection with our growth strategy, we have issued, and may issue in the future, shares of our common stock to acquire additional banks, bank holding companies or other non-bank companies. Resales of substantial amounts of common stock in the public market and the potential of such sales could adversely affect the prevailing market price of our common stock and impair our ability to raise additional capital through the sale of equity securities. We usually must pay an acquisition premium above the fair market value of acquired assets for the acquisition of other entities. Paying this acquisition premium, in addition to the dilutive effect of issuing additional shares, may also adversely affect the prevailing market price of our common stock.

VARIOUS ANTI-TAKEOVER PROVISIONS, STATUTES AND AGREEMENTS MAY PREVENT A CHANGE OF OUR CONTROL.

         Our governing documents and certain agreements to which we are a party contain several provisions which may make a change in control difficult to accomplish, and may discourage a potential acquirer. These include a shareholder rights plan or "poison pill", a classified or "staggered" board of directors and supermajority voting requirements. These anti-takeover provisions may have an adverse effect on the market for our common stock. See "Description of Securities--Antitakeover Provisions and Statutes" and "Description of Securities--Shareholder Protection Rights Plan" on page 5.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated in this prospectus by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by words such as "believe", "anticipate", "intend", "expect", "plan", "will", "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current expectations and are based upon currently available data. There are a variety of factors and risks that could cause actual results experienced to differ materially from the anticipated results or other expectations expressed in the forward-looking statements or affect the decision to invest in our securities, including, but not limited to those set forth in this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus to reflect any change in our expectations with regard to these statements or any change in events, conditions or circumstances on which any of these statements is based.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document of ours, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's internet site.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. All documents filed by us may be accessed electronically without fees by means of the SEC's web site on the internet at http://www.sec.gov. You may also read and copy these documents at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the SEC are also available to the public at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. In addition, you may read and copy our SEC filings at the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the following documents filed with the
SEC:

         1. Our annual report on Form 10-K for the year ended December 31, 2000.

         2. Our current report on Form 8-K filed on January 29, 2001.

         3. The description of our common stock contained in our registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions.

         We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

         We will provide without charge upon written or oral request a copy of all documents which are incorporated by reference in this prospectus, other than the exhibits to such documents. Requests hould be directed to Zions Bancorporation, One South Main, Suite 1380, Salt Lake City, Utah 84111, attention: Jennifer R. Jolley. Telephone requests may be directed to (801) 524-4787.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of our common stock offered by this prospectus.

                            DESCRIPTION OF SECURITIES

         We are registering the fully paid and non-assessable shares of common stock, some of which are underlying warrants granted to selling shareholders. Subject to the prior rights of the holders of preferred stock which may be issued in the future, the holders of common stock are entitled to receive dividends if and when declared by the board of directors out of funds legally available therefor and in the event of our dissolution, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences of the holders of such preferred stock. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional shares of authorized common stock may be issued without shareholder approval.

         Our Transfer Agent and Registrar is Zions First National Bank, Salt Lake City, Utah.

ANTI-TAKEOVER PROVISIONS AND STATUTES

         Sections of our Articles of Incorporation provide for a classified board of directors and will have the effect of making it more difficult to change the overall composition of our board. At least two shareholders' meetings will be required for shareholders to change a majority of our board. However, we believe that the longer time required to elect a majority of our board helps to assure continuity and stability in the management of our business and affairs. Certain provisions of our Articles of Incorporation and Bylaws may have anti-takeover effects, and may discourage or delay others' attempts to gain control of us without the consent of our board. These provisions include, among others:

         -        a classified board of directors;

         - restrictions on who may call a special meeting of shareholders;

         - a requirement of a two-thirds vote of the board and the outstanding shares to amend certain provisions of the Articles of Incorporation or the Bylaws; and

         - the requirement of an 80% vote of the outstanding shares to approve business transactions with significant shareholders.

         These anti-takeover measures could have the effect of discouraging potential acquirors from purchasing our shares and could decrease the likelihood of receiving a premium bid for our shares. To the extent these provisions make us a less attractive takeover candidate, they may not always be in the best interest of us or our shareholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control by means of merger, tender offer, solicitation in opposition to management or otherwise.

SHAREHOLDER PROTECTION RIGHTS PLAN

         We entered into the Shareholder Protection Rights Agreement, dated September 27, 1996, with Zions First National Bank, as rights agent, and our board declared a dividend of one right on each outstanding share of our common stock. The shareholder rights plan was not adopted in response to any specific effort to acquire control of us. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

         Until it is announced that a person or group has acquired 10% or more of our common stock or commences a tender offer that will result in such person or group owning 10% or more of our common stock, the rights will be evidenced by our common stock certificates, will automatically trade with our common stock and will not be exercisable. Thereafter, separate rights certificates will be distributed and each right will entitle its holder to purchase our participating preferred stock having economic and voting terms similar to those of one share of common stock.

         Upon announcement that any person or group has become an acquiring person, 10 days thereafter (or such other date as our board may decide), each right which is not beneficially owned by an acquiring person or transferee of an acquiring person, will entitle its holder to purchase, for the exercise price, a number of shares of our common stock or participating preferred stock having a market value of twice the exercise price.

         In addition, if, after an acquiring person controls our board, we are involved in a merger or sell more than 50% of our assets or earning power or enter into an agreement to do the same, and in the case of a merger, the acquiring person will receive different treatment than all other shareholders or the person with whom the merger occurs is the acquiring person or a person affiliated or associated with the acquiring person, each right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the acquiring person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of our common stock, our board may, at its option, exchange a share of our common stock for each right.

         The existence of the shareholder rights plan may tend to deter the acquisition of us by a third party without the consent of our board. As a result, the plan may make less likely a takeover of us in which you could receive a premium for your shares of our common stock. We believe, however, that the existence of the plan gives our board the leverage to preserve continuity of our management and to negotiate for the maximum premium in the event of a takeover.

                               REGISTRATION RIGHTS

         Under each of the registration rights agreements that required the registration of the shares offered by this prospectus, we have agreed to pay all expenses of effecting the registration of the shares of common stock covered in such agreements other than underwriting discounts and commissions, fees and disbursements of counsel and transfer taxes, if any. Pursuant to each of the registration rights agreements, we have also agreed to indemnify each selling shareholder and any person who controls any selling shareholder against certain losses, claims, damages and expenses arising under the securities laws. In addition, each selling shareholder agreed to indemnify us and the other selling shareholders, and our directors and officers, and any person who controls us against certain other losses, claims damages and expenses arising under the securities laws with respect to written information furnished to us by such selling shareholder.

         We have no obligation under any of the registration rights agreements to retain any underwriter to effect the sale of the shares covered by such agreements.

                              SELLING SHAREHOLDERS

         The following table provides the names of and the number and percentage of shares of common stock beneficially owned by each selling shareholder at March 30, 2001 and upon completion of the offering. The numbers of shares assume each selling shareholder that holds warrants exchanges and converts all of his or her warrants for shares of our common stock. The numbers of shares also assume that the shares of common stock to be issued to some selling stockholders pursuant to deferred payments were issued prior to the offering. The number of shares in the following table represents the number of shares of common stock the person holds plus the number of warrants to purchase common stock which are exercisable within 60 days of March 30, 2001. The information is based on information provided by or on behalf of the selling shareholder. The selling shareholder may offer all, some or none of the shares of common stock. Because the selling shareholders may offer all or some portion of the common stock, no estimate can be given as to the amount of common stock that will be held by the selling shareholders upon termination of any sales. The post-offering figures assume each selling shareholder sells all of his shares and shares underlying warrants pursuant to this prospectus. In addition, the selling shareholders named below may have sold, transferred, gifted, donated or otherwise disposed of all or a portion of their shares of common stock or warrants since the date on which they provided the information regarding their securities, in transactions exempt from the registration requirements of the Securities Act.

         The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholders named below and other selling shareholders named in supplements to this prospectus:


                                        Beneficial Ownership                            Beneficial Ownership
                                         Prior to Offering                               After the Offering
                                    ----------------------------                   -----------------------------
                                                                     Number of
                                                   Percentage of       Shares                      Percentage of
                                      Number of        Shares         Offered            Number        Shares
                                        Shares      Outstanding        Hereby           of Shares   Outstanding
                                    ------------   -------------   -------------   -------------   -------------
Victor Boyko (1) ..............          16,358         *                16,358            --              --
Joel Fan (2) ..................         119,961         *               119,961            --              --
Renee S. Grossman (3) .........           1,109         *                 1,109            --              --
Madison Dearborn Capital
Partners II, L.P. (4)(5) ......         547,038         *               230,000         317,038            --
Gregory E. Mendel (3) .........          16,242         *                16,242            --              --
Olympus Growth Fund II, L.P.
(4)(6).........................         313,862         *               227,700          86,162            --
Olympus Executive Fund, L.P.
(4)(7).........................           3,174         *                 2,299             875            --
The Shattan Group LLC (3) .....             230         *                   230            --              --
Thomas S. Shattan (3) .........          27,070         *                27,070            --              --
         TOTAL ................................................         640,969
                                                                   =============

*      Less than 1%.

(1) Mr. Boyko was a principal shareholder of Phaos Technology Corp., which was acquired by Zions on December 26, 2000. In connection with the acquisition of Phaos Technology Corp. by Zions, Mr. Boyko is entitled to receive additional shares of Zions in September 2001 and June 2002. For purposes of this registration statement, we have assumed that Mr. Boyko will be entitled to receive 9,750 additional shares of our common stock. The actual number of shares issued to Mr. Boyko in September 2001 and June 2002 will depend on our share price on those dates. For purposes of this table, we have assumed that the additional shares were issued prior to the offering.
(2) Mr. Fan is a manager with Phaos Technology Corp., a wholly owned subsidiary of Zions. Mr. Fan was a principal shareholder of Phaos Technology Corp., which was acquired by Zions on December 26, 2000. In connection with the acquisition of Phaos Technology Corp. by Zions, Mr. Fan is entitled to receive additional shares of Zions in September 2001 and June 2002. For purposes of this registration statement, we have assumed that Mr. Fan will be entitled to receive 71,500 additional shares of our common stock. The actual number of shares issued to Mr. Fan in September 2001 and June 2002 will depend on our share price on those dates. For purposes of this table, we have assumed that the additional shares were issued prior to the offering.
(3) All shares held are issuable upon the exercise of a Zions common stock warrant.
(4) Each of Madison Dearborn Capital Partners II, L.P., Olympus Growth Fund II, L.P. and Olympus Executive Fund, L.P. was a principal shareholder of Eldorado and was entitled to designate a director of Eldorado. Eldorado was merged with and into Zions on March 30, 2001, the transaction pursuant to which replacement warrants were issued.
(5) Includes (i) 317,038 shares of Zions common stock, and (ii) 230,000 shares of Zions common stock issuable upon the exercise of a Zions common stock warrant.
(6) Includes (i) 86,162 shares of Zions common stock, and (ii) 227,700 shares of Zions common stock issuable upon the exercise of a Zions common stock warrant.
(7) Includes (i) 875 shares of Zions common stock, and (ii) 2,299 shares of Zions common stock issuable upon the exercise of a Zions common stock warrant.

         Information concerning the selling shareholders may change from time to time and any significant changes will be set forth in supplements to this prospectus if and when necessary.

                           REGULATION AND SUPERVISION

GENERAL

         We are a financial holding company and, as such, are subject to regulation under the Bank Holding Company Act of 1956, as amended, or the BHC Act. The BHC Act requires the prior approval of the Federal Reserve Board for a financial holding company to acquire or hold more than 5% voting interest in any bank, and restricts interstate banking activities. The BHC Act allows interstate bank acquisitions anywhere in the country and interstate branching by acquisition and consolidation in those states that had not opted out by January 1, 1997.

         The BHC Act restricts the Company's nonbanking activities to those which are determined by the Federal Reserve Board to be financial in nature, incidental to such financial activity, or complementary to a financial activity. The BHC Act does not place territorial restrictions on the activities of nonbank subsidiaries of bank holding companies. The Company's banking subsidiaries are subject to limitations with respect to transactions with affiliates.

         The Federal Reserve Board has established risk-based capital guidelines for financial holding companies. The Office of the Comptroller of the Currency, or the OCC, the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve Board have also issued regulations establishing capital requirements for banks under federal law. Failure to meet capital requirements could subject us and our subsidiary banks to a variety of restrictions and enforcement remedies. Our banking subsidiaries are also subject to various requirements and restrictions in the laws of the United States and the states in which the banks operate. These include restrictions on the amount of loans to a borrower and its affiliates, the nature and amount of their investments, their ability to act as an underwriter of securities, the opening of branches and the acquisition of other banks or savings associations. The subsidiary banks are under the supervision of, and are subject to periodic examination by, the OCC or the respective state banking departments, and are subject to the rules and regulations of the OCC, the Federal Reserve Board and the FDIC.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 provides that a holding company's controlled insured depository institutions are liable for any loss incurred by the FDIC in connection with the default of any FDIC-assisted transaction involving an affiliated insured bank or savings association.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 prescribes standards for safety and soundness of insured banks. These standards relate to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, as well as other operational and management standards deemed appropriate by the agencies.

         The Community Reinvestment Act requires banks to help serve the credit needs in their communities, including credit to low and moderate income individuals and geographies. Should the Company or its subsidiaries fail to adequately serve the community, there are penalties which might be imposed including denials of applications to expand branches, relocate, add subsidiaries and affiliates and merge with or purchase other financial institutions.

         The enactment of the Graham-Leach-Bliley Act of 1999, or the GLB Act, represented a pivotal point in the history of the financial services industry. The GLB Act swept away large parts of a regulatory framework that had its origins in the Depression Era of the 1930s. Effective March 11, 2000, new opportunities became available for banks, other depository institutions, insurance companies and securities firms to enter into combinations that permit a single financial services organization to offer customers a more complete array of financial products and services. The GLB Act provides a new regulatory framework for regulation through the financial holding company, which has as its umbrella regulator the Federal Reserve Board. Functional regulation of the financial holding company's separately regulated subsidiaries is conducted by their primary functional regulator. The GLB Act requires "satisfactory" or higher CRA compliance for insured depository institutions and their financial holding companies in order for them to engage in new financial activities. The GLB Act provides a federal right to privacy of non-public personal information of individual customers. We and our subsidiaries are also subject to certain state laws that deal with the use and distribution of non-public personal information.

         During 2000, the SEC issued Regulation FD which established affirmative disclosure requirements on public corporations such that material nonpublic information must be widely, rather than selectively disseminated. Regulation FD is based on the premise that full and fair disclosure is the cornerstone of an efficient market system. We are subject to Regulation FD. Through Regulation FD, the SEC seeks to encourage broad public disclosure in order to increase investor confidence in the integrity of the capital markets.

         Regulators and Congress continue to enact rules, laws, and policies to regulate the industry and protect consumers. The nature of these regulations and the effect of such policies on our future business and earnings cannot be predicted.

GOVERNMENT MONETARY POLICIES

         Our earnings and business are affected not only by general economic conditions, but also by fiscal and other policies adopted by various governmental authorities. We are particularly affected by the policies of the Federal Reserve Board which affect the national supply of bank credit. The instruments of monetary policy available to the Federal Reserve Board include open-market operations in U.S. government securities; manipulation of the discount rates of member bank borrowings; imposing or changing reserve requirements against member bank deposits; and imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying combinations to influence the overall growth of bank loans, investments and deposits, and the interest rates charged on loans or paid for deposits.

         In view of the changing conditions in the economy and the effect of the credit policies of monetary authorities, it is difficult to predict future changes in loan demand, deposit levels and interest rates, or their effect on our business and earnings. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

                              PLAN OF DISTRIBUTION

         This prospectus relates to the offer and sale from time to time by the holders of up to 640,969 shares of common stock. Of these shares, 136,319 are owned by certain selling shareholders. 504,650 shares may be issued by us to the holders of warrants, if and to the extent such holders tender their warrants for exchange into shares of common stock. 81,250 shares are the subject of deferred payments that will be made to some of the selling shareholders in the future, and a greater or lesser number of shares may be issued to these selling shareholders depending on the price of our shares at the time of these payments. We have registered shares for sale pursuant to registration rights agreements we entered into with the holders or assumed upon the merger of Eldorado into Zions, but this registration does not necessarily mean, in the case of the warrants, that we will issue any of these shares. In addition, the selling shareholders may never offer to sell the shares registered herein. We have not registered the warrants themselves and are not offering them on behalf of the selling shareholders for purchase or sale.

          We will not receive any proceeds from the offering by the selling shareholders. The shares may be sold from time to time to purchasers directly by any of the selling shareholders. Alternatively, the selling shareholders may from time to time offer the shares through dealers or agents, which may receive compensation in the form of commissions from the selling shareholders and/or the purchasers for whom they may act as agent. The selling shareholders and any dealers or agents that act in connection with the sale of shares under this prospectus might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profits and commissions received by them might be deemed to be underwriting discounts or commissions under the Securities Act. Selling shareholders who are deemed "underwriters" within the meaning of
Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The selling shareholders may also distribute the shares from time to time in one or more underwritten transactions at a fixed price, at market prices prevailing at the time of sale or at negotiated prices. An underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from the purchasers. Underwriters may sell shares to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers.

         At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any dealers or agents, and commissions and any other required information. The shares may be sold from time to time at varying prices determined at the time of sale.

         In some states, the shares may be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

         The consolidated financial statements of Zions Bancorporation and subsidiaries appearing in Zions Bancorporation's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Our consolidated financial statements as of December 31, 1999, and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

                               VALIDITY OF SHARES

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely as to all matters of Utah law upon the opinion of Callister, Nebeker & McCullough, a Professional Corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the common stock registered hereby. All of such fees and expenses are estimates, and shall be paid by Zions.

         Securities Act Registration Fee............................. $  7,500
         Legal fees and expenses.....................................   10,000
         Accounting fees and expenses................................   10,000
         Miscellaneous...............................................    2,500
                                                                       -------
                   Total.............................................  $30,000
                                                                       =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Utah law provides for indemnification or directors and officers as follows:

         16-10A-902 AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b). (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section (4) A corporation may not indemnity a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.
(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         16-10A-903 MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

         16-10A-907 INDEMNIFICATION OF OFFICERS, EMPLOYERS, FIDUCIARIES AND AGENTS. Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under
Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and
(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         16-10A-908 INSURANCE. A corporation may purchase and maintain liability insurance on behalf of person who is or was a director, officer, employee, fiduciary, or agent of the corporation, of who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officers, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

         16-10A-909 LIMITATIONS OF INDEMNIFICATION OF DIRECTORS. (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation of bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

         Article XVIII of Zions Bancorporation's Restated Articles of Incorporation provides as follows:

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper person benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.


ITEM 16.  EXHIBITS

Exhibit  Sequentially Numbered
Number   Description Pages
------   -----------------------------------------------------------------

3.1 - Restated Articles of Incorporation of Zions Bancorporation, dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610.

3.2 - Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to
         Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610.

3.3 - Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to
         Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610.

3.4 - Restated Bylaws of Zions Bancorporation, adopted January 19, 2001, incorporated by reference to Exhibit 3.4 of Form S-4, filed on January 30, 2001, SEC File No. 0-2610.

4.1 - Shareholder Protection Rights Agreement, dated September 27, 1996, incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610.

5.1    - Opinion of Sullivan & Cromwell (filed herewith).

5.2 - Opinion of Callister, Nebeker & McCullough, a Professional Corporation (filed herewith).

23.1 - Consent of KPMG LLP, former independent auditor for Zions Bancorporation (filed herewith).

23.2   - Consent of Ernst & Young LLP (filed herewith).

23.3   - Consent of Sullivan & Cromwell (included in Exhibit 5.1).

23.4 - Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5.2).

24.1   - Power of Attorney (included on the signature page hereto).

ITEM 17. UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1934 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 13th day of April, 2001.


ZIONS BANCORPORATION

                                             ZIONS BANCORPORATION

                                      By    /s/ Dale M. Gibbons
                                            ----------------------------------
                                            DALE M. GIBBONS, Executive Vice
                                            President, Chief Financial Officer
                                            and Secretary

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harris H. Simmons and Dale M. Gibbons, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission 462 which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                      Title                      Date
---------                      -----                      ----

/s/Harris H. Simmons    President, Chief Executive        April 13, 2001
--------------------    Officer and Director
Harris H. Simmons


/s/Dale M. Gibbons      Executive Vice President          April 13, 2001
--------------------    Chief Financial Officer
Dale M. Gibbons


/s/Nolan X. Bellon      Controller                        April 13, 2001
--------------------
Nolan X. Bellon

/s/Roy W. Simmons       Chairman and Director             April 13, 2001
--------------------
Roy W. Simmons


/s/Jerry C. Atkin       Director                          April 13, 2001
--------------------
Jerry C. Atkin


/s/Grant R. Caldwell    Director                          April 13, 2001
--------------------
Grant R. Caldwell


/s/R.D. Cash            Director                          April 13, 2001
--------------------
R.D. Cash


/s/Richard H. Madsen    Director                          April 13, 2001
--------------------
Richard H. Madsen


/s/Roger B. Porter      Director                          April 13, 2001
--------------------
Roger B. Porter


/s/Robert G. Sarver     Director                          April 13, 2001
--------------------
Robert G. Sarver


/s/L.E. Simmons         Director                          April 13, 2001
--------------------
L.E. Simmons


/s/Shelley Thomas       Director                          April 13, 2001
--------------------
Shelley Thomas


/s/I.J. Wagner          Director                          April 13, 2001
--------------------
I.J. Wagner

                                  EXHIBIT INDEX

Exhibit  Sequentially Numbered
Number   Description Pages
------   -----------------------------------------------------------------------

3.1 - Restated Articles of Incorporation of Zions Bancorporation, dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610.

3.2 - Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to
         Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610.

3.3 - Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to
         Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610.

3.4 - Restated Bylaws of Zions Bancorporation, adopted January 19, 2001, incorporated by reference to Exhibit 3.4 of Form S-4, filed on January 30, 2001, SEC File No. 0-2610.

4.1 - Shareholder Protection Rights Agreement, dated September 27, 1996, incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610.

5.1    - Opinion of Sullivan & Cromwell (filed herewith).

5.2 - Opinion of Callister, Nebeker & McCullough, a Professional Corporation (filed herewith).

23.1 - Consent of KPMG LLP, former independent auditor for Zions Bancorporation (filed herewith).

23.2   - Consent of Ernst & Young LLP (filed herewith).

23.3   - Consent of Sullivan & Cromwell (included in Exhibit 5.1).

23.4 - Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5.2).

24.1   - Power of Attorney (included on the signature page hereto).